SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Amendment No.
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[X] [ ] [ ]	Preliminary Information Statement Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2) Definitive Information Statement

THE ALGER INSTITUTIONAL FUNDS
THE ALGER FUNDS
(Name of Registrant(s) as Specified in Its Charter(s))

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THE ALGER INSTITUTIONAL FUNDS

Alger Balanced Institutional Fund
Alger Core Fixed-Income Institutional Fund
Alger Technology Institutional Fund

THE ALGER FUNDS

Alger Technology Fund

c/o Fred Alger Management, Inc.
111 Fifth Avenue
New York, New York 10003

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

          This information statement has been mailed on or about October 30, 2006 to the shareholders of record on October 27, 2006 of Alger Balanced Institutional Fund ("Balanced Fund"), Alger Core Fixed- Income Institutional Fund ("Fixed-Income Fund"), Alger Technology Institutional Fund ("Technology Institutional Fund") and Alger Technology Fund ("Technology Fund") (each, a "Fund" and collectively, the "Funds") in connection with certain actions approved by at least a majority of the shareholders of each of the Funds pursuant to written consent dated October 30, 2006. The actions to be taken pursuant to the written consent will be taken twenty days after the mailing of this information statement.

          The principal executive offices of the Funds are located at c/o Fred Alger Management, Inc., 111 Fifth Avenue, New York, New York 10003. The Funds' telephone number is (212) 806-8800.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO
SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
WHICH IS DESCRIBED HEREIN

NOTICE OF ACTION TO BE TAKEN PURSUANT TO WRITTEN CONSENT OF AT LEAST A MAJORITY OF THE SHAREHOLDERS DATED AS OF OCTOBER 27, 2006

To our Shareholders:

          NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to written consent of at least a majority of the shareholders of each Fund in lieu of a special meeting of the shareholders of the Funds:

          As to each Fund, the adoption of a plan of liquidation and dissolution for the Fund pursuant to which, on or about November 20, 2006, the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to its shareholders.

          As to each Fund, the Board of Trustees for the Fund has fixed the close of business on October 27, 2006 as the record date for determining the shareholders of the Fund entitled to notice of the foregoing.

By Order of the Boards of Trustees

Hal Liebes
Secretary

October 30, 2006
New York, New York

OUTSTANDING SHARES AND VOTING RIGHTS

          The following table sets forth, as of October 27, 2006, the numbers of shares outstanding for each Fund.

Fund Balanced Fund Fixed-Income Fund Technology Institutional Fund Technology Fund	Outstanding Shares

          Each share of a Fund entitles its holder to one vote on each matter submitted to that Fund's shareholders. Shareholders can vote only on matters affecting the Fund(s) in which they hold shares. However, because shareholders holding at least a majority of the outstanding shares of each of the Funds as of October 27 2006, representing sufficient voting power to take action by written consent dated as of October 27, 2006, to adopt a plan of liquidation and dissolution (each, a "Plan") for each Fund, no other shareholder consents will be solicited in connection with this information statement.

          Pursuant to Rule 14C-2 under the Securities and Exchange Act of 1934, the Plan will not be implemented until a date at least twenty (20) days after the date on which this information statement has been mailed to the shareholders of the respective Fund. As this information statement is being sent to the beneficial owners of the shares of each of the Funds on October 30 2006, which is more than twenty (20) days before the effective date of the adoption of the Plan, we anticipate that the actions contemplated herein will be effected on or about the close of business on November 20, 2006.

          The Funds have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of shares of the Funds held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OWNERSHIP OF SECURITIES

          The following table sets forth, as of October 27, 2006, the number of shares of each Fund owned by (1) each person who is known by us to own of record or beneficially five percent (5%) or more of the relevant Fund's outstanding shares. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Fund	Name	Number of Shares	Percentage of Share Ownership

Balanced Fund:
Class I Shares:
Class R Shares:

Fixed-Income Fund:
Class I Shares:
Class R Shares:

Technology Institutional Fund:
Class I Shares:
Class R Shares:

Technology Fund:
Class A Shares:
Class B Shares:
Class C Shares:

          As of October 27, 2006, Trustees and officers of each Fund, as a group, owned less than 1% of each Fund's outstanding shares of beneficial interest.

APPROVAL REQUIRED

          As to each Fund, the approval of a majority of the outstanding shares entitled to vote is necessary to approve the Plan. However, as discussed above, the Funds' Boards of Trustees have obtained the necessary approval for adoption of each Plan from shareholders with voting authority or shares constituting in excess of 50% of the total outstanding shares entitled to vote of each of the Funds. As such, the Boards do not intend to solicit any proxies or consents from any other shareholders in connection with the liquidation and dissolution of the Funds.

LIQUIDATION AND DISSOLUTION OF THE FUNDS

Introduction

          On September 12, 2006, the Boards of Trustees for the Funds (each, a "Board"), including a majority of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Funds, approved a Plan for each Fund. Each Plan provides for the liquidation of the relevant Fund's assets and the distribution to the Fund's shareholders of the cash proceeds of the liquidation after paying or providing for the payment of all debts and liabilities of the relevant Fund.

          Balanced Fund commenced operations on December 4, 2000. As of August 31, 2006, Balanced Fund had total assets of approximately $1,677,824. The Fund has not achieved the asset growth expected by the Fund's investment adviser, Fred Alger Management, Inc. ("Alger Management") at the time the Fund commenced operations and Alger Management believes it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Alger Management and the Board for the Fund have concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund.

          Fixed-Income Fund, Technology Fund and Technology Institutional Fund each commenced operations on March 1, 2006 and, as of August 31, 2006, had total assets of approximately $5,078,124, $4,697,778 and $4,483,883 respectively. The only investors in these Funds are Alger Management and its affiliates. Since their inception, these Funds have not attracted assets and Alger Management believes it is unlikely that the Funds will experience material growth in assets in the foreseeable future. Alger Management and the relevant Board for the Funds concluded that it would be in the best interest of the Funds and their respective shareholders to liquidate the Funds.

Board Consideration

          Alger Management, after conducting a review of all of the funds in the Alger Family of Funds, concluded that it would be appropriate to reduce the number of smaller and less efficient funds and recommended to the relevant Boards that the Funds be liquidated. In deciding to approve each Plan, the Boards for each Fund considered, among other factors, the following: (i) the Fund's failure to attain asset growth needed to achieve efficient portfolio management; (ii) the Fund's limited prospects for future growth; (iii) the limited number, if any, of unaffiliated investors in the Funds; (iv) the costs associated with operating a Fund with a small asset base; and (v) Alger Management's efforts to rationalize and streamline its offering of investment products.

          The Boards also noted that Alger Management was voluntarily waiving a portion of its advisory fees for each Fund and/or reimbursing certain other expenses of the Fund in order to maintain a competitive total expense ratio and improve the relevant Fund's performance. Each Board recognized that, given the limited prospects for asset growth, it was unlikely that the relevant Fund's assets would increase to an appropriate size that it could conduct its business and operations without continued subsidization from Alger Management. If Alger Management were to stop waiving a portion of its fee and/or reimbursing certain expenses for each Fund, the expenses paid by each Fund would increase substantially, resulting in a reduction in the total return for the Funds. This increase in the total expense ratio also could cause each Fund to experience net redemptions, resulting in an even higher total expense ratio for the remaining shareholders since the fixed expenses for the Fund would be spread over a smaller asset base.

          After careful consideration of these factors, as to each Fund, the Board for the Fund concluded that approval of the Plan was in the best interest of the Fund and its shareholders.

Description of the Plan and the Liquidation

          Each Plan will become effective on the date twenty (20) calendar days after the mailing of this information statement (the "Effective Date"). As soon as reasonably practicable after the Effective Date, each Fund will complete the sale of the portfolio of securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to the relevant shareholders after the payment (or reservation of assets for payment) to all creditors of the relevant Fund, in redemption and cancellation of the outstanding shares of the Fund. These distributions will be made on or about November 22, 2006, but in any event no later than sixty (60) days after the Effective Date. Before making the final liquidating distribution, however, each Fund will continue to honor requests for the redemption of shares and may, as determined to be appropriate by the relevant Board, make payment of dividends and other distributions to the relevant shareholders and permit reinvestment thereof in additional shares of the relevant Fund.

          The date on which a Fund makes its liquidating distribution of its assets to its shareholders and redeems and cancels its outstanding shares is referred to herein as the "Liquidation Date" for the relevant Fund. As of the close of business on the Liquidation Date for a Fund, the Fund will cease operations and will not engage in any business activities except for purposes of winding up its business and affairs.

          For each Fund, the proportionate interest of each shareholder in the Fund's assets will be fixed on the basis of the shareholder's respective holdings as of the close of business on the Liquidation Date for the Fund. On such date, the books of the Fund will be closed.

          Alger Management will bear all expenses incurred in connection with carrying out the Plans, including legal and auditing expenses and printing, mailing, solicitation and miscellaneous expenses arising from the liquidations, but excluding the cost of liquidating portfolio investments (e.g., brokerage commissions and other transaction expenses) in preparation for and in connection with each Fund's liquidation. Each Fund will bear its own normal operating expenses as such expenses would have been borne absent a liquidation. Any expenses attributed to any of the Funds after their respective liquidating distributions will be borne by Alger Management.

          Each Plan also provides that the relevant Board shall have the authority to authorize such variations from, or amendment to, the provisions of the relevant Plan as may be necessary or appropriate to effect the complete liquidation and dissolution of the relevant Fund.

Annual Reports

          A copy of each Fund's most recent semi-annual and annual reports will be sent to you without charge upon written request to your Fund c/o Fred Alger Management, Inc., 111 Fifth Avenue, New York, New York 10003 or by calling 800-223-3810. Copies of the Funds' shareholder reports also are available on the EDGAR Database on the Securities and Exchange Commission's Internet site at www.sec.gov.

          Please note that only one annual report or information statement may be delivered to two or more shareholders of a Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or this information statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact their Fund(s) at the address and phone number set forth above.